UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2025, The TJX Companies, Inc. (the “Company”) amended and restated its $500 million revolving credit facility by and among the Company, U.S. Bank National Association (“U.S. Bank”), as administrative agent, the lenders party thereto, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as co-syndication agents, and Bank of America, N.A., Deutsche Bank Securities Inc., and JPMorgan Chase Bank, N.A., as co-documentation agents (the “2029 Revolving Credit Facility”), to, among other things, (i) extend the maturity to May 9, 2029 and (ii) increase the aggregate principal amount commitment to $750 million. All other material terms and conditions of the 2029 Revolving Credit Facility were unchanged.
On May 9, 2025, the Company amended and restated its $1 billion revolving credit facility by and among the Company, U.S. Bank, as administrative agent, swingline lender and a letter of credit issuer, the lenders party thereto, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as co-syndication agents and letter of credit issuers, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agents and letter of credit issuers, Deutsche Bank Securities, Inc., as a co-documentation agent and Deutsche Bank AG New York Branch, as a letter of credit issuer (the “2030 Revolving Credit Facility”), to, among other things, (i) extend the maturity to May 9, 2030, (ii) decrease the aggregate principal amount of commitments to $750 million and (iii) reduce the interest rate margin applicable to borrowings bearing interest at a term secured overnight financing rate to a margin of 45 – 87.5 basis points consistent with the 2029 Revolving Credit Facility. All other material terms and conditions of the 2030 Revolving Credit Facility were unchanged. Under these amended and restated credit facilities, the Company has maintained a borrowing capacity of $1.5 billion.
The foregoing descriptions of the 2029 Revolving Credit Facility and the 2030 Revolving Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the 2029 Revolving Credit Facility and the 2030 Revolving Credit Facility, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1
First Amendment to 2029 Amended and Restated Revolving Credit Agreement, dated as of May 9, 2025, among the Company, U.S. Bank, as administrative agent, the lenders party thereto, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as co-syndication agents, and Bank of America, N.A., Deutsche Bank Securities, Inc., and JPMorgan Chase Bank, N.A., as co-documentation agents.

Exhibit 10.2
Second Amendment to 2030 Revolving Credit Agreement, dated as of May 9, 2025, among the Company, U.S. Bank, as administrative agent, swingline lender and a letter of credit issuer, the lenders party thereto, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as co-syndication agents and letter of credit issuers, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agents and letter of credit issuers, Deutsche Bank Securities, Inc., as a co-documentation agent and Deutsche Bank AG New York Branch, as a letter of credit issuer.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ John Klinger
John Klinger
Chief Financial Officer

Dated: May 9, 2025